Exhibit 99

1.  Name and Address of Reporting Person:

      Time Warner Inc.

      One Time Warner Center

      New York, New York  10019

2.  Issuer Name and Ticker or Trading Symbol:

      Google Inc. [GOOG]

3.  Statement for Month/Day/Year

      06/28/2004

This Form 3 is being filed on behalf

of both Time Warner Inc. ("Time Warner")

and America Online, Inc. ("AOL"),

a wholly-owned subsidiary of Time Warner.

The designated filer of this Form 3 is

Time Warner.  AOL's address is

22000 AOL Way, Dulles, Virginia  20166.

America Online, Inc.

/s/  Brenda C. Karickhoff

By:  Brenda C. Karickhoff

Its:  Vice President